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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

                                    Form 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 2007


                                RAVEN GOLD CORP.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

          333-126680                                    20-2551275
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  (Commission File Number)                    (IRS Employer Identification No.)

                           Suite 205 - 598 Main Street
                   Penticton, British Columbia, Canada V2A-5C7
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                    (Address of Principal Executive Offices)


                                 (604) 688-7526
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              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications  pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

On June 1, 2007 the Company accepted resignation of Mr. Gary Haukeland resigned as President, CEO and CFO of the Company.

On June 1, 2007 the Company appointed Mr. Blair Naughty as a member of the Board of Directors of the Company, President and CEO of the Company.

Mr. Naughty has 18 years experience in the junior mining markets, holding positions at Midland Doherty, Sprott Securities, Yorkton Securities and Infinity Mutual Funds between the years of 1989 and 1997. From 1998 until present, Mr. Naughty has worked with both public and private mining companies aiding them in investor awareness campaigns and in securing financing.

On June 7, 2007 Mr. David Michaud was appointed as a member of the Board of Directors of the Company.

Mr. Michaud graduated from Queen's University in 1992 with a Bachelor of Science degree in Mining Engineering. From 1993 to 1996 Mr. Michaud worked in day-to-day operation as Plan Metallurgist for Comico on various mines in Canada and the US. During the years from 1996 till 2001 Mr. Michaud was a Senior Operations Metallurgist at Highland Valley Cooper, BC Canada. From 2002 until 2006 Mr. Michaud was Operations Superintendent and then Port Manager for Compania Minera Antamina in Peru. Currently Mr. Michaud is Operations Manager for Corriente Resources Inc. in Canada. With over 10 years experience in the field of mining engineering, Mr. Michaud has the knowledge to guide the Companies in its exploration program.

On June 12, 2007 Mr. Laurence Stephenson was appointed as a member of the Board of Directors of the Company.

Mr. Stephenson graduated from Carleton University in 1975 with a Bachelor of Science degree in Geology. In 1985, graduated from York University with a Masters of Business Administration. He is registered as a Professional Engineer, P.Eng., for the Province of Ontario (1981). With over 30 years experience in the field of mining exploration, he has the experience to guide companies through the effective use of financing in their exploration program. With his business education and experience consulting to the investment industry for the past 15 years, he has been able to assist companies in acquiring investment funds.

Mr. Stephenson was instrumental in starting Spirit Lake Explorations in 1985, Kokanee Explorations Ltd., Glencarin Explorations Ltd. and Wheaton River Minerals. He assisted in the reorganization of Golden Hemlock Explorations Strike Minerals Ltd. and several other companies to a lesser degree. All these companies still remain active.

He was most recently involved in Golden Chief Resources Inc. as a founding partner, Director and Vice President - Exploration. In that role he actively guided the exploration and acquisition of capital investment to fund the exploration. Eventually through his efforts, Kinross Gold Corp. of Toronto, optioned a 50% interest in the main Golden Chief project and spent in excess of $1.5 million U.S. dollars. Thus, currently the Board of Directors of the Company consists of four directors: Mr. Gary Haukeland, Mr. Blair Naughty, Mr. David Michaud and Mr. Laurence Stephenson. The officers of the Company are as follows:
Mr. Blair Naughty is a President and CEO, Mr. Bashir Virgi is the CFO of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   Raven Gold Corp.
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                                                   By:  /s/ Blair Naughty
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                                                        Blair Naughty
                                                        Chief Executive Officer
                                                        June 15, 2007